EXHIBIT 23.(b)

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Florida Progress Corporation of our report dated March 4, 1994 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation for the year ended December 31, 1993 appearing on page 2 of Annual Report on Form 11-K.


PRICE WATERHOUSE

/s/ PRICE WATERHOUSE
----------------------
Tampa, Florida
May 31, 1994